As filed with the Securities and Exchange Commission on August 27, 2026

Registration No. 333-296316

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YOUMI INC.

(Exact name of registrant as specified in its charter)

nevada	5412	32-0846641
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

732 S 6th Street, Ste V, Las Vegas, NV 89101	929-282-9977

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

732 S 6th Street, Ste V, Las Vegas, NV 89101	775-401-6800

(Address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable and from time to time after the effective date of this Registration Statement.

Approximate date of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

☐ If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐ If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,294,140	(2)	$0.10	(3)	$129,414	$17.87

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. The proposed maximum offering price per share is based on the fixed resale price of $0.10 per share at which the selling stockholders may sell their shares until our common stock is quoted on the OTCQB Venture Market, if at all.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST 27, 2026.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

YOUMI INC.

1,294,140 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling stockholders of Youmi Inc., a Nevada corporation, of up to 1,294,140 shares of our common stock.

The selling stockholders may sell the shares offered by this prospectus from time to time at a fixed price of $0.10 per share until our common stock is quoted on the OTCQB Venture Market operated by OTC Markets Group Inc., if at all. Thereafter, the shares may be sold at prevailing market prices, privately negotiated prices, or other prices.

We will not receive any proceeds from the sale of shares by the selling stockholders. We will bear all expenses relating to the registration of the shares, except that the selling stockholders will pay any brokerage commissions and similar selling expenses.

There is currently no public market for our common stock. We intend to seek quotation of our common stock on the OTCQB Venture Market; however, there can be no assurance that a trading market for our common stock will develop or be sustained.

China-Related Risks

Youmi Inc. is a Nevada corporation, and investors in this offering are purchasing shares of common stock of Youmi Inc., not securities of a PRC entity. We do not have any subsidiary, variable interest entity (“VIE”), contractual control arrangement, office or employees in the People’s Republic of China (“PRC”), and we do not own or control our PRC franchisee or software developer. Nevertheless, our sole executive officer and all of our directors are located in the PRC, our sole current franchise customer is located in the PRC and all customer payments received to date have been from that customer, and our third-party software developer is located in the PRC. Accordingly, our business is subject to legal and operational risks associated with our China-related activities.

As of the date of this prospectus, we do not hold any cash or other assets in the PRC, and our cash and other Company assets are located outside the PRC. Our PRC franchisee independently owns and operates its convenience store and related business assets, and our PRC software developer is an independent third-party service provider; the assets of those parties are not assets of Youmi Inc. On May 15, 2026, our PRC franchisee remitted the $3,000 franchise cooperation fee directly to our bank account in the United States. We have no PRC subsidiaries or VIEs and therefore have no intercompany transfers, dividends or distributions involving PRC subsidiaries or VIEs. To the extent we hold cash or assets in the PRC in the future, such funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions by, or restrictions and limitations imposed by, the PRC government on the transfer of cash or assets. See “Prospectus Summary—Cash Transfers and Location of Assets,” “Risk Factors—To the extent cash or assets in our business are located in the PRC in the future, they may not be available to fund operations or for other use outside the PRC,” and our financial statements and related notes beginning on page F-1, including the Balance Sheet on page F-2 and Note 7—Subsequent Events on page F-8.

To date, intervention, influence or control by PRC governmental authorities has not had a material impact on our business or on the value of our securities, and no PRC governmental authority has restricted the $3,000 remittance from our PRC franchisee or our software-development relationship. However, because our sole executive officer and all of our directors are located in the PRC, our sole current franchise customer operates in the PRC and our third-party software developer is located in the PRC, the PRC government may intervene in or influence our China-related operations at any time. Such actions could affect our franchise relationship, our ability to receive payments from PRC counterparties, our software-development relationship, the development or use of our planned digital platform, or our ability to expand our business in the PRC, and could result in a material change in our operations and/or the value of our securities. PRC governmental action relating to our China-related operations or overseas securities activities could also significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Our China-Related Business Activities.”

Our independent registered public accounting firm is headquartered in Texas, is registered with the PCAOB and is not currently subject to a PCAOB determination under the HFCAA; however, if the PCAOB were in the future unable to inspect or investigate completely our auditor and the applicable statutory conditions were satisfied, trading in our securities could be prohibited.

Investing in our common stock involves a high degree of risk. You should carefully review the section entitled “Risk Factors” beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We qualify as an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

The date of this prospectus is August 27, 2026.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement on Form S-1 filed by Youmi Inc. with the Securities and Exchange Commission (the “SEC”) relating to the resale by certain selling stockholders of shares of our common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The selling stockholders may not sell these securities in any jurisdiction where the offer or sale is not permitted.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements include statements regarding our business strategy, future operations, future financial position, expected revenues, projected costs, prospects, plans and objectives of management.

Words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “will,” “should,” “estimate,” “continue,” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, including those described under “Risk Factors” and elsewhere in this prospectus. Actual results may differ materially from those expressed or implied in these forward-looking statements.

We undertake no obligation to update any forward-looking statements, except as required by applicable law.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. Before making an investment decision, you should carefully read the entire prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus.

Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to the “Company,” “Youmi,” “we,” “our,” and “us” refer to Youmi Inc., a Nevada corporation.

OUR COMPANY

Youmi Inc. was incorporated in the State of Nevada on February 24, 2026.

We are an early-stage company developing a community convenience store franchising business. We are also developing a planned digital store-management platform and related operational support tools, which remain under development and have not been commercialized. Our current business activities are focused primarily on developing and implementing franchise operating standards, brand materials, customer-management procedures and operational support for independently owned community convenience stores.

At present, our only binding customer or franchise payment arrangement is a Franchise Cooperation Agreement dated May 5, 2026 with an independent community convenience store operator in China. The franchisee currently operates a physical convenience store. We are using this initial franchise relationship to evaluate and refine our franchise operating procedures and support systems before seeking broader expansion.

Our digital store-management platform and website remain under development. We have not commercialized the platform or any related digital support tools, and we have not generated revenue from any digital store-management services.

We currently do not own or operate retail convenience stores directly.

We generated no revenue during the period from February 24, 2026 (inception) through April 30, 2026. On May 15, 2026, we received a one-time initial franchise cooperation fee of $3,000 under our initial Franchise Cooperation Agreement. We have not received any other franchise fees, digital store-management fees, service fees or other customer payments.

As of the date of this prospectus:

•	we do not have any subsidiaries;
•	we do not maintain any variable interest entity, contractual control arrangement or similar structure in China;
•	we do not maintain offices or employees in China;
•	our digital store-management platform and website remain under development and have not been commercialized; and
•	our operations are currently managed primarily by our founder, Chief Executive Officer and Chairman, Mingxing Sheng, together with third-party service providers.

Our principal executive office is located at 732 S 6th Street, Suite V, Las Vegas, Nevada 89101, and our telephone number is (929) 282-9977. We do not currently maintain an active corporate website.

CHINA-RELATED BUSINESS ACTIVITIES AND RISKS

Although Youmi Inc. is incorporated in Nevada and has no PRC subsidiary, VIE, contractual control arrangement, office or employees, we have significant current connections to the PRC. Our sole executive officer and all of our directors are located in the PRC. Our only current franchise customer operates in the PRC, and the only customer payment we have received to date was the $3,000 franchise cooperation fee received from that customer on May 15, 2026. In addition, the third-party developer engaged to develop our planned website and digital store-management platform is located in the PRC.

Neither our PRC franchisee nor our PRC software developer is our subsidiary, affiliate or VIE. We do not hold an equity interest in or exercise control over either entity, and neither entity is consolidated in our financial statements. Investors in this offering are purchasing shares of common stock of Youmi Inc., a Nevada corporation, and are not purchasing an equity interest in any PRC entity.

PRC Governmental Regulation

Our China-related activities may be affected by changes in PRC laws and regulations and by actions of PRC governmental authorities. PRC governmental authorities have significant authority and discretion in administering laws and regulations affecting businesses and cross-border activities. Changes in applicable laws, regulations, interpretations or enforcement practices could affect our franchise relationship, planned digital platform, cross-border payments or ability to expand our business in China.

Permissions and Approvals

We have not obtained an opinion of PRC counsel regarding whether PRC governmental permissions or approvals are required in connection with this registration statement or our current business activities. Based on management’s review of the Company’s corporate structure and current activities and currently available PRC laws, regulations and published regulatory guidance, management does not currently believe that Youmi Inc. itself is required to obtain a filing, permission or approval from the CSRC or CAC to conduct its current activities, in connection with this resale registration statement, or for its currently contemplated quotation on the OTCQB Venture Market.

We have not received any inquiry, notice, warning or determination from the CSRC, CAC or any other PRC governmental authority indicating that such permission, approval or filing is required, and no such permission or approval has been denied to us.

Management’s conclusion is not an opinion of PRC counsel, and PRC governmental authorities may reach a different conclusion. If we inadvertently conclude that a permission, approval or filing is not required, or if applicable laws, regulations or interpretations change and such permission, approval or filing becomes required in the future, we could be subject to penalties, restrictions on our China-related activities or limitations on our ability to offer securities or pursue our business plan.

Our planned digital store-management platform remains under development and has not been commercialized. The platform currently has no users and does not currently collect or process personal information. Based on these current facts and management’s review of presently available PRC laws, regulations and published regulatory guidance, management does not currently believe that the Company is required to undergo a cybersecurity review by the Cyberspace Administration of China (“CAC”) in connection with its current activities or this registration statement. We have not obtained an opinion of PRC counsel regarding this conclusion.

If the platform is commercialized or used in connection with franchisees or consumers in the PRC in the future, PRC cybersecurity, data security and personal information protection requirements may become applicable. Changes in applicable requirements or a determination by PRC authorities that a cybersecurity review, security assessment, filing, approval or other compliance measure is required could increase our costs, delay deployment of the platform, require changes to our business practices or restrict our China-related activities.

Cash Transfers and Location of Assets

We have no subsidiaries or VIEs and therefore do not make intercompany transfers, dividends or distributions between Youmi Inc. and PRC subsidiaries or VIEs. As of the date of this prospectus, we do not hold any cash or other assets in the PRC, and our cash and other Company assets are located outside the PRC. On May 15, 2026, our PRC franchisee remitted the $3,000 franchise cooperation fee directly to our bank account in the United States. We have not paid any dividends or distributions to our stockholders.

Our PRC franchisee independently owns and operates its convenience store and related business assets, and our PRC software developer is an independent third-party service provider. Neither party is a subsidiary or VIE of Youmi Inc., and the assets owned by those parties are not assets of the Company.

To the extent we hold cash or assets in the PRC in the future, such funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions by, or restrictions and limitations imposed by, the PRC government on transfers of cash or assets. Future payments from PRC customers or counterparties also may be affected by PRC foreign-exchange and cross-border-remittance requirements. See “Risk Factors—To the extent cash or assets in our business are located in the PRC in the future, they may not be available to fund operations or for other use outside the PRC,” and our financial statements and related notes beginning on page F-1, including the Balance Sheet on page F-2 and Note 7—Subsequent Events on page F-8.

PCAOB and HFCAA

Our independent registered public accounting firm, TQ International, PLLC (formerly Tang Qian & Associates, PLLC), is headquartered in Texas and is registered with the Public Company Accounting Oversight Board (“PCAOB”). As of the date of this prospectus, the PCAOB reports that there are no Board determinations currently in effect under the Holding Foreign Companies Accountable Act (“HFCAA”), and TQ International, PLLC is not currently subject to such a determination. Accordingly, the HFCAA does not currently prohibit trading in our securities based on our use of our present auditor. If the PCAOB were in the future unable to inspect or investigate completely our auditor and the requirements of the HFCAA were otherwise satisfied, trading in our securities could ultimately be prohibited.

EMERGING GROWTH COMPANY

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain reduced reporting and other requirements applicable to public companies.

THE OFFERING

Securities offered by the selling stockholders	1,294,140 shares of common stock

Common stock outstanding before this offering, as of the date of this prospectus	10,294,140 shares

Common stock outstanding after this offering	10,294,140 shares

Offering price	The selling stockholders may sell the shares offered by this prospectus at a fixed price of $0.10 per share until our common stock is quoted on the OTCQB Venture Market, if at all. Thereafter, the shares may be sold at prevailing market prices, privately negotiated prices or other prices.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders. However, we may seek additional financing in the future to support our operations and business expansion.

OTCQB quotation	We intend to apply for quotation of our common stock on the OTCQB Venture Market. However, there can be no assurance that our application will be approved or that an active trading market will develop.

Transfer agent	West Coast Stock Transfer, Inc.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8.

SUMMARY FINANCIAL INFORMATION

The following summary financial information should be read together with our financial statements and related notes included elsewhere in this prospectus.

Balance Sheet Data

As of April 30, 2026

Total Assets	$202,508
Total Liabilities	$70,000
Total Stockholders’ Equity	$132,508

Statement of Operations Data

For the Period from February 24, 2026 (Inception) to April 30, 2026

Revenue	$0
Net Loss	$(906)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all other information contained in this prospectus, before making an investment decision. If any of the following risks occur, our business, financial condition, results of operations, prospects and stock price could be materially and adversely affected. In that event, you could lose all or part of your investment.

Risks Related to Our Business and Operations

WE HAVE A LIMITED OPERATING HISTORY AND HAVE RECEIVED ONLY LIMITED CUSTOMER PAYMENT AFTER APRIL 30, 2026. We were incorporated on February 24, 2026 and have a limited operating history. We generated no revenue during the period from February 24, 2026 (inception) through April 30, 2026. On May 15, 2026, we received a one-time initial franchise cooperation fee of $3,000 under our initial Franchise Cooperation Agreement. We have not received any other franchise fees, digital store-management fees, service fees or other customer payments. Our limited history and limited customer payment make it difficult to evaluate our business, prospects and future financial performance.

OUR BUSINESS MODEL IS IN THE EARLY COMMERCIALIZATION STAGE. Our community convenience store franchising model is in the early commercialization stage. We are currently applying our franchising standards and operating procedures through our first franchise relationship. There can be no assurance that this model will be successfully implemented, standardized or expanded to additional franchisees.

WE CURRENTLY DEPEND ON ONE INITIAL FRANCHISE RELATIONSHIP. Our initial operating activities are substantially dependent on one franchise relationship with an independent community convenience store operator in China. If this relationship does not perform as expected, terminates, or fails to demonstrate the effectiveness of our franchising model, our business development and expansion plans could be materially delayed or adversely affected.

OUR FRANCHISE EXPANSION STRATEGY MAY NOT SUCCEED. Our growth depends on our ability to identify, recruit, train and support additional franchisees. We may be unable to attract qualified franchisees, negotiate acceptable franchise agreements, monitor franchisee performance, or maintain consistent operating standards across franchise locations. Any failure to expand our franchise network may limit our ability to generate revenue.

WE DO NOT OWN OR OPERATE CONVENIENCE STORES DIRECTLY. Our business model is asset-light and relies primarily on franchisees or store operators to operate physical retail locations. Because we do not directly operate the stores, we may have limited control over daily store performance, customer service, local compliance, product quality, pricing, inventory management and other operational matters. Poor performance by franchisees could harm our brand and business prospects.

OUR DIGITAL STORE-MANAGEMENT SYSTEM HAS NOT YET BEEN FULLY DEVELOPED, COMMERCIALIZED OR USED TO GENERATE REVENUE. We have engaged a third-party software development service provider to assist with the development of our website and digital store-management platform. The platform and website remain under development and have not been commercialized. We have not generated revenue from digital store-management support services. Delays, technical problems, cost overruns, cybersecurity issues, inability to complete the platform, or failure of the platform to meet franchisee needs could adversely affect our business plan.

WE RELY ON THIRD-PARTY SERVICE PROVIDERS. We rely, and expect to continue to rely, on third-party consultants, marketing firms, software developers, professional advisers and other service providers. If these parties fail to perform, charge higher fees, terminate their relationships with us, or do not deliver services on schedule, our business development, SEC reporting, OTCQB preparation and platform development may be delayed or adversely affected.

WE DEPEND SUBSTANTIALLY ON OUR FOUNDER AND CHIEF EXECUTIVE OFFICER. Our business currently depends substantially on Mingxing Sheng, our founder, Chief Executive Officer and Chairman of the Board. Mr. Sheng manages our business development, franchise coordination, vendor discussions and corporate matters. The loss of Mr. Sheng’s services, or his inability to devote sufficient time to our business, would materially harm our operations and prospects.

WE HAVE NO FULL-TIME EMPLOYEES. As of the date of this prospectus, we have no full-time employees. We rely on our founder and may rely on independent contractors and service providers. Our limited personnel may restrict our ability to develop our business, manage franchise relationships, maintain internal controls and comply with public company reporting obligations.

WE MAY NEED ADDITIONAL FINANCING. Although we have raised initial capital, we may require additional financing to fund business development, platform development, marketing, professional fees, public company compliance costs and future expansion. There can be no assurance that additional financing will be available when needed, or available on acceptable terms. If we cannot obtain sufficient financing, we may be required to delay, reduce or discontinue parts of our business plan.

WE MAY INCUR SIGNIFICANT COSTS AS A PUBLIC REPORTING COMPANY. Upon effectiveness of this registration statement, we will become subject to SEC reporting obligations. Legal, accounting, audit, EDGAR filing, transfer agent, OTC Markets, compliance and other public company costs may be substantial relative to our size. These costs may reduce the funds available for business operations and may require us to raise additional capital.

OUR INTERNAL CONTROLS MAY BE INADEQUATE AS WE GROW. We are an early-stage company with limited accounting and administrative personnel. We may not have adequate internal controls over financial reporting. If we fail to develop and maintain effective internal controls, we may be unable to prepare accurate and timely financial statements and SEC reports, which could harm our business and investor confidence.

OUR BRAND IS NEW AND MAY NOT GAIN MARKET ACCEPTANCE. The Youmi brand is new and has limited market recognition. Our success depends on our ability to build brand awareness among franchisees, consumers and business partners. If we are unable to establish a trusted brand in the community convenience store market, our business and expansion plans may not succeed.

WE MAY FACE COMPETITION FROM EXISTING CONVENIENCE STORE CHAINS AND LOCAL STORE OPERATORS. The convenience store and community retail markets are competitive. We may compete with established convenience store chains, supermarkets, local grocery stores, online delivery platforms and independent community stores. Many competitors have greater financial resources, stronger brand recognition, established supplier relationships and more operating experience than we do.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY. We are developing and protecting trademarks, operating manuals, brand materials and software-related assets. However, we have not yet obtained registered trademarks, copyrights or patents. We may be unable to obtain adequate intellectual property protection, and others may use similar names, branding, store designs or operating methods. Protecting intellectual property rights may be costly and uncertain.

WE MAY BE SUBJECT TO FRANCHISE, RETAIL, DATA PRIVACY AND OTHER REGULATORY REQUIREMENTS. Our business may be subject to laws and regulations relating to franchising, retail sales, advertising, consumer protection, data privacy, business licensing, taxation and local store operations. If we expand franchising activities in the United States, we may be required to comply with franchise disclosure and registration laws. Failure to comply with applicable laws could result in penalties, delays, restrictions or increased costs.

Risks Related to Our China-Related Business Activities

THE PRC GOVERNMENT MAY INTERVENE IN OR INFLUENCE OUR CHINA-RELATED OPERATIONS AT ANY TIME, WHICH COULD RESULT IN A MATERIAL CHANGE IN OUR OPERATIONS AND/OR THE VALUE OF OUR SECURITIES AND COULD SIGNIFICANTLY LIMIT OR COMPLETELY HINDER OUR ABILITY TO OFFER OR CONTINUE TO OFFER SECURITIES TO INVESTORS. We are a Nevada corporation and have no PRC subsidiary, VIE, contractual control arrangement, office or employees. Our PRC franchisee and software developer are independent third parties. We do not hold an equity interest in either party and do not possess, directly or indirectly, whether through ownership, contract or otherwise, the power to direct or cause the direction of the management and policies of either party. To date, intervention, influence or control by PRC governmental authorities has not had a material impact on our business or on the value of our securities, and no PRC governmental authority has restricted the $3,000 remittance from our PRC franchisee or our software-development relationship.

Nevertheless, our sole executive officer and all of our directors are located in the PRC, our sole current franchise customer operates in the PRC, and our third-party software developer is located in the PRC. PRC governmental authorities have significant oversight and discretion with respect to businesses and cross-border activities in the PRC and may intervene in or influence our China-related operations at any time. Such intervention or influence could, among other things, restrict or adversely affect our franchise relationship, delay or prevent payments from PRC customers, affect our software-development relationship or deployment of our planned digital platform, restrict the ability of our management to carry out China-related business activities, or limit our ability to expand our business in the PRC.

Any such action could result in a material change in our operations and/or the value of our securities. In addition, actions by the PRC government relating to our China-related operations, overseas securities activities or foreign investment in China-related businesses could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or become worthless.

PRC LAWS, REGULATIONS AND ENFORCEMENT PRACTICES MAY CHANGE, AND UNCERTAINTIES IN THEIR INTERPRETATION COULD ADVERSELY AFFECT OUR BUSINESS. The PRC legal and regulatory environment continues to evolve. Laws and regulations affecting franchising, cross-border services, overseas securities activities, cybersecurity, data security, foreign exchange and other matters may be adopted, amended or interpreted differently in the future. Because our management and significant current business counterparties are located in the PRC, changes in these laws, regulations or enforcement practices could increase our costs, delay our business development, restrict our China-related activities or adversely affect our ability to implement our business plan.

WE COULD BE ADVERSELY AFFECTED IF PRC AUTHORITIES DETERMINE THAT WE ARE REQUIRED TO OBTAIN APPROVALS OR MAKE FILINGS THAT WE HAVE NOT OBTAINED OR MADE. We have not obtained an opinion of PRC counsel regarding whether PRC governmental approvals or filings are required in connection with this registration statement or our current business activities. Based on management’s review of the Company’s corporate structure and current activities and currently available PRC laws, regulations and published regulatory guidance, management does not currently believe that Youmi Inc. itself is required to obtain a filing, permission or approval from the CSRC or CAC to conduct its current activities, in connection with this resale registration statement, or for its currently contemplated quotation on the OTCQB Venture Market.

We have not received any inquiry, notice, warning or determination from the CSRC, CAC or another PRC governmental authority indicating that such approval or filing is required. Nevertheless, management’s conclusion may be incorrect, PRC authorities may reach a different conclusion, or applicable laws, regulations or interpretations may change. If we fail to obtain or maintain a required approval or filing, we could be subject to fines, restrictions on our China-related activities, limitations on our ability to receive payments or limitations on our ability to offer securities or pursue our business plan, any of which could materially adversely affect us and the value of our common stock.

PRC CYBERSECURITY, DATA SECURITY AND PERSONAL INFORMATION REQUIREMENTS MAY AFFECT OUR PLANNED DIGITAL STORE-MANAGEMENT PLATFORM. Our planned digital store-management platform remains under development and has not been commercialized. The platform currently has no users and does not currently collect or process personal information. Accordingly, based on the Company’s current activities and management’s review of presently available PRC laws, regulations and published regulatory guidance, management does not currently believe that a cybersecurity review by the CAC is required in connection with our current activities or this registration statement. We have not obtained an opinion of PRC counsel regarding this conclusion.

If the platform is commercialized or used in connection with franchisees or consumers in the PRC in the future, PRC cybersecurity, data security and personal information protection requirements may become applicable. Applicable requirements may also change or be interpreted differently by PRC governmental authorities. If we become subject to cybersecurity review, security assessment, filing, approval or other compliance requirements, compliance could increase our costs, delay or restrict deployment of the platform, require modifications to our business practices or otherwise adversely affect our China-related business.

PRC FOREIGN EXCHANGE AND CROSS-BORDER PAYMENT REQUIREMENTS COULD DELAY OR RESTRICT PAYMENTS FROM PRC CUSTOMERS. Our sole customer to date is located in the PRC. On May 15, 2026, the customer remitted the $3,000 franchise cooperation fee directly to our bank account in the United States. Future payments from PRC customers or counterparties may be subject to applicable PRC foreign exchange, banking and cross-border remittance requirements. Changes in such requirements, delays by financial institutions or governmental restrictions could delay or prevent our receipt of fees and could adversely affect our liquidity and operations.

TO THE EXTENT CASH OR ASSETS IN OUR BUSINESS ARE LOCATED IN THE PRC IN THE FUTURE, THEY MAY NOT BE AVAILABLE TO FUND OPERATIONS OR FOR OTHER USE OUTSIDE THE PRC.

As of the date of this prospectus, we do not hold any cash or other assets in the PRC, and our cash and other Company assets are located outside the PRC. The $3,000 franchise cooperation fee received from our PRC franchisee was remitted directly to our bank account in the United States. Our PRC franchisee's convenience-store business and related assets and our PRC software developer's own business assets are owned by those independent third parties and are not assets of Youmi Inc.

If we hold cash or other assets in the PRC in the future, interventions by, or restrictions and limitations imposed by, the PRC government on the transfer of cash or assets could cause such funds or assets not to be available to fund our operations or for other use outside of the PRC. Any such restriction could adversely affect our liquidity, business, financial condition and ability to implement our business plan.

TRADING IN OUR SECURITIES COULD BE PROHIBITED UNDER THE HFCAA IF THE PCAOB BECOMES UNABLE TO INSPECT OR INVESTIGATE OUR AUDITOR AND THE STATUTORY CONDITIONS ARE SATISFIED. Our independent registered public accounting firm, TQ International, PLLC (formerly Tang Qian & Associates, PLLC), is headquartered in Texas, is registered with the PCAOB and is not currently subject to a PCAOB determination under the HFCAA. There are currently no PCAOB Board determinations in effect. If circumstances change and the PCAOB determines that it is unable to inspect or investigate completely our auditor, and we are identified as a Commission-Identified Issuer for the period required under the HFCAA, trading in our securities could be prohibited.

YOU MAY HAVE DIFFICULTY EFFECTING SERVICE OF PROCESS, BRINGING ACTIONS OR ENFORCING JUDGMENTS AGAINST OUR DIRECTORS AND EXECUTIVE OFFICER BECAUSE THEY ARE LOCATED OUTSIDE THE UNITED STATES. Our Chief Executive Officer and each of our directors are located in the People’s Republic of China. As a result, it may be difficult for investors to effect service of process within the United States upon these individuals or to bring actions against them in U.S. courts. In addition, it may be difficult or impossible for investors to enforce judgments obtained in U.S. courts against these individuals, including judgments based upon the civil liability provisions of the U.S. federal securities laws. There is uncertainty as to whether courts in the PRC would recognize or enforce judgments of U.S. courts obtained against such individuals based upon the civil liability provisions of U.S. federal securities laws or entertain original actions brought in the PRC against such individuals based upon U.S. federal securities laws.

WE MAY BE SUBJECT TO RISKS FROM INTERNATIONAL BUSINESS ACTIVITIES. Our initial franchise relationship is outside the United States. International business activities may involve additional risks, including language differences, cultural differences, foreign legal requirements, currency exchange issues, cross-border payment issues, political or economic instability, and difficulty enforcing contracts. These risks may increase our costs or limit our ability to manage international franchise relationships.

OUR BUSINESS MAY BE AFFECTED BY SUPPLY CHAIN AND PRODUCT SOURCING RISKS. Our franchise model may involve support for daily consumer products, selected agricultural specialty products and other community retail items. Product availability, pricing, supplier reliability, logistics costs, food safety requirements and product quality issues may affect franchisee operations and customer satisfaction. Any significant supply or quality problem could harm our brand and business prospects.

WE MAY NOT BE ABLE TO GENERATE PROFITABLE OPERATIONS. Even if we generate revenue, we may not achieve profitability. We expect to incur expenses for business development, platform development, consulting, accounting, legal, audit, SEC reporting, OTCQB preparation and franchise support. If revenues do not grow sufficiently to cover these expenses, we may continue to incur losses.

Risks Related to Our Securities and This Offering

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR COMMON STOCK. There is currently no public trading market for our common stock. We intend to apply for quotation of our common stock on the OTCQB Venture Market, but there can be no assurance that our application will be approved, that a market maker will file or clear a Form 211, or that any public trading market will develop or be sustained.

WE WILL NOT RECEIVE ANY PROCEEDS FROM THIS OFFERING. This prospectus relates to the resale of shares by selling stockholders. We will not receive any proceeds from sales by the selling stockholders. Accordingly, this offering will not provide us with funds for business operations or expansion.

OUR COMMON STOCK MAY BE SUBJECT TO THE PENNY STOCK RULES. Our common stock will likely be considered a “penny stock” under SEC rules. Broker-dealers may be subject to additional requirements before effecting transactions in penny stocks. These requirements may reduce trading activity, limit liquidity and make it more difficult for investors to sell our common stock.

THE SELLING STOCKHOLDERS MAY SELL A LARGE NUMBER OF SHARES, WHICH COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK. This prospectus covers the resale of 1,294,140 shares of common stock. If a public market develops, sales of a significant number of shares by selling stockholders, or the perception that such sales may occur, could negatively affect the market price of our common stock.

OUR FOUNDER CONTROLS A MAJORITY OF OUR OUTSTANDING COMMON STOCK. Mingxing Sheng owns 9,000,000 shares of our common stock, representing approximately 87.4% of our outstanding common stock after the May 7, 2026 issuance. As a result, Mr. Sheng will be able to control matters requiring stockholder approval, including election of directors, amendments to corporate documents and significant corporate transactions. This concentration of ownership may limit the ability of other stockholders to influence corporate decisions.

OUR DIRECTORS AND CERTAIN SELLING STOCKHOLDERS MAY HAVE POTENTIAL CONFLICTS OF INTEREST. Certain independent directors hold shares of our common stock that are included in this resale registration statement. Their interests as stockholders may not always align with the interests of other investors. In addition, our founder’s controlling ownership may create potential conflicts between his interests and the interests of minority stockholders.

FUTURE ISSUANCES OF COMMON STOCK MAY DILUTE EXISTING STOCKHOLDERS. We may issue additional shares of common stock or securities convertible into common stock in the future to raise capital, compensate service providers, acquire assets or for other corporate purposes. Any such issuance may dilute existing stockholders and may adversely affect the market price of our common stock.

WE DO NOT EXPECT TO PAY DIVIDENDS. We have never paid cash dividends and do not expect to pay cash dividends in the foreseeable future. We intend to retain any future earnings for business development and working capital. Investors should not purchase our common stock expecting dividend income.

OUR COMMON STOCK PRICE MAY BE VOLATILE IF A TRADING MARKET DEVELOPS. If a public trading market develops, the market price of our common stock may be highly volatile. Factors such as limited trading volume, lack of analyst coverage, changes in our operating results, financing activities, regulatory developments, market conditions and general economic conditions may cause significant price fluctuations.

WE WILL BE SUBJECT TO SECTION 15(d) REPORTING OBLIGATIONS AND NOT SECTION 12 REPORTING UNLESS WE FILE A FORM 8-A. Upon effectiveness of this registration statement, we will become subject to reporting obligations under Section 15(d) of the Exchange Act. Unless we register a class of securities under Section 12 of the Exchange Act, we will not be subject to certain requirements applicable to Section 12 reporting companies, including certain proxy rules, beneficial ownership reporting rules and Section 16 reporting requirements. As a result, investors may receive less information than they would from a company registered under Section 12.

OUR STATUS AS AN EMERGING GROWTH COMPANY AND SMALLER REPORTING COMPANY MAY REDUCE THE INFORMATION AVAILABLE TO INVESTORS. We qualify as an emerging growth company and a smaller reporting company. We may take advantage of reduced disclosure and reporting requirements available to such companies. These reduced requirements may make our financial statements and public disclosures less comparable to those of other public companies and may make our common stock less attractive to investors.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK. After this registration statement becomes effective, shares covered by this prospectus may be sold by the selling stockholders, subject to applicable law and prospectus delivery requirements. Additional shares not covered by this prospectus may become eligible for resale under Rule 144 or other exemptions in the future. Future sales of shares could adversely affect the market price of our common stock if a trading market develops.

WE MAY NOT BE ABLE TO SATISFY OTCQB REQUIREMENTS. We intend to apply for quotation of our common stock on the OTCQB Venture Market. OTCQB quotation requires satisfaction of applicable eligibility, disclosure, corporate governance and ongoing requirements. We may be unable to meet these requirements, obtain market maker sponsorship, complete the Form 211 process, or maintain eligibility after quotation.

AN INVESTOR MAY BE UNABLE TO LIQUIDATE AN INVESTMENT IN OUR COMMON STOCK. Because there is currently no public market for our common stock, and because there can be no assurance that an active market will develop, investors may be unable to sell their shares when desired or at all. An investment in our common stock should be considered highly illiquid and speculative.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Nevada. Our principal executive office is located in Las Vegas, Nevada. However, our Chief Executive Officer and each of our directors are located in the People’s Republic of China.

As a result, it may be difficult for investors to effect service of process within the United States upon these individuals or to enforce against them judgments obtained in U.S. courts, including judgments based upon the civil liability provisions of U.S. federal securities laws.

There is uncertainty as to whether courts in the PRC would recognize or enforce judgments of U.S. courts against these individuals predicated upon the civil liability provisions of U.S. federal securities laws. There is also uncertainty as to whether PRC courts would entertain original actions brought in the PRC against these individuals based upon U.S. federal securities laws. As a result, investors may have more difficulty protecting their interests through actions against our directors and executive officer than would shareholders of a company whose directors and officers are located in the United States.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders identified in this prospectus.

We will not receive any proceeds from the sale of shares by the selling stockholders. However, we may seek additional financing in the future to support our operations, business development and expansion plans.

All expenses relating to the registration of the shares, including legal, accounting, audit, filing and printing expenses, will be paid by us. The selling stockholders will pay any brokerage commissions, transfer taxes and similar selling expenses incurred in connection with the sale of their shares.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and other factors deemed relevant by our Board of Directors.

DETERMINATION OF THE OFFERING PRICE

There is currently no established public trading market for our common stock.

The selling stockholders may sell the shares offered by this prospectus at a fixed price of $0.10 per share until our common stock is quoted on the OTCQB Venture Market, if at all. Thereafter, the shares may be sold at prevailing market prices, privately negotiated prices or other prices.

The fixed offering price of $0.10 per share was determined based on the price at which shares were sold by us in private placements to the selling stockholders and does not necessarily bear any relationship to our assets, book value, earnings, operating results, financial condition or any other established criteria of value.

We have not obtained any valuation or opinion from an investment banker, appraiser or other independent third party regarding the fairness of the offering price of the shares.

DILUTION

The shares of common stock being offered by the selling stockholders are outstanding shares that have already been issued and sold by us. Accordingly, there will be no dilution to our existing stockholders as a result of the sale of shares by the selling stockholders under this prospectus.

However, future issuances of common stock or securities convertible into common stock by us could result in dilution to existing stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders identified below of up to 1,294,140 shares of our common stock.

The selling stockholders acquired the shares directly from us in private placement transactions. None of the selling stockholders is a broker-dealer or, to our knowledge, an affiliate of a broker-dealer. Except as described below, none of the selling stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates during the past three years.

We are registering the shares on behalf of the selling stockholders to permit the resale of such shares by the holders from time to time after the date of this prospectus.

The selling stockholders are not required to sell any shares under this prospectus and may sell all, a portion or none of their shares.

We will bear all expenses incurred in connection with the registration of the shares covered by this prospectus. The selling stockholders will bear all brokerage commissions and similar selling expenses, if any.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, beneficial ownership includes shares over which a person exercises sole or shared voting or investment power. The percentages in the table below are based upon 10,294,140 shares of our common stock issued and outstanding as of the date of this prospectus.

Except as otherwise indicated, each selling stockholder has sole voting and investment power with respect to the shares beneficially owned.

Except as described below, none of the selling stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates during the past three years.

Yunlou Bian and Yuting Wen are members of our Board of Directors and are selling stockholders in this offering. Each acquired shares in private placement transactions with the Company. The Board of Directors has determined that Yunlou Bian and Yuting Wen qualify as independent directors under the independence standards generally used by the Nasdaq Stock Market. Their ownership of shares purchased in private placement transactions does not, by itself, impair their independence.

Name of Selling Stockholder	Number of shares Before Offering(1)	Number of shares Offered(1)	Number of shares After Offering(2)	Date Acquired	Percent of Total Shares Held After Offering(2)
ZHANG QIONGSHAO	2,600	2,600	0	4/30/26	0
ZHANG YE	2,600	2,600	0	4/30/26	0
CHEN LIN	2,600	2,600	0	4/30/26	0
LV ZHEN	2,657	2,657	0	4/30/26	0
LIU BAOSHENG	2,520	2,520	0	4/30/26	0
LI DAN	2,600	2,600	0	4/30/26	0
MA DAOJIN	2,610	2,610	0	4/30/26	0
DENG CHUNXIA	2,459	2,459	0	4/30/26	0
ZHU ZIHAN	2,600	2,600	0	4/30/26	0
TANG DEWEN	2,600	2,600	0	4/30/26	0
LIU DESHENG	2,600	2,600	0	4/30/26	0
LI RONG	2,600	2,600	0	4/30/26	0
LIU JIANHUA	2,600	2,600	0	4/30/26	0
YANG YUNJIA	2,510	2,510	0	4/30/26	0
WU CHUNQIONG	2,560	2,560	0	4/30/26	0
YIN GUI	56,820	56,820	0	4/30/26	0
XIONG LIUQING	214,540	214,540	0	4/30/26	0
LV JUN	2,530	2,530	0	4/30/26	0
HU LINGYUN	2,500	2,500	0	4/30/26	0

LIANG YUTING	2,500	2,500	0	4/30/26	0
WU ZHIDONG	2,630	2,630	0	4/30/26	0
SONG GUOZHONG	2,620	2,620	0	4/30/26	0
WANG FAN	32,110	32,110	0	4/30/26	0
WANG JUE	2,600	2,600	0	4/30/26	0
ZHU XIAOXIA	2,560	2,560	0	4/30/26	0
DUAN XIAOHUA	53,120	53,120	0	4/30/26	0
HUANG LICHUN	2,560	2,560	0	4/30/26	0
JIAO JINLING	2,540	2,540	0	4/30/26	0
XIE DONGMING	50,520	50,520	0	4/30/26	0
ZHAO LILI	2,709	2,709	0	4/30/26	0
HU WEITING	2,500	2,500	0	4/30/26	0
ZHONG XIAOCHUN	2640	2640	0	4/30/26	0
LI LINXIA	2,630	2,630	0	4/30/26	0
BIAN YUNLOU (3)	101,600	101,600	0	4/30/26	0
ZHU XIUZHI	2,600	2,600	0	4/30/26	0
CHEN XIAOJUN	163,610	163,610	0	4/30/26	0
DENG LIJUAN	2,510	2,510	0	4/30/26	0
ZHOU MAN	2,600	2,600	0	4/30/26	0
CHEN ZUSONG	2,540	2,540	0	4/30/26	0
HE JUNLIAN	2,520	2,520	0	4/30/26	0
PENG BIHUA	2,520	2,520	0	4/30/26	0
WEN YUTING (4)	2,700	2,700	0	4/30/26	0
FENG JIEXIANG	2,600	2,600	0	4/30/26	0
WEN LONGQIANG	2,540	2,540	0	4/30/26	0
LEI YUHUA	2,500	2,500	0	4/30/26	0
WANG YANQING	2,480	2,480	0	4/30/26	0
ZHOU EN	2,590	2,590	0	4/30/26	0
WEN HONGBING	69,540	69,540	0	4/30/26	0
CENG WEI	2,510	2,510	0	4/30/26	0
XIONG XUEZI	2,510	2,510	0	4/30/26	0
Huang JINJING	62750	62750	0	4/30/26 and 5/7/26	0
DCG China Limited (5)	381,575	381,575	0	4/30/26	0
Totals	1,294,140	1,294,140	0	N/A	N/A

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2)	Assumes that all shares offered under this prospectus are sold and that the selling stockholders acquire no additional shares of our common stock before the completion of this offering.
(3)	Yunlou Bian is a director of the Company.

(4)	Yuting Wen is a director of the Company.
(5)	DCG China Limited is an entity selling stockholder. Thomas Zhi Yang has voting power over the shares held by DCG China Limited. Mr. Yang is an attorney and the principal of The YANG LAW, which serves as legal counsel to the Company in connection with this registration statement and has delivered the opinion filed as Exhibit 5.1. DCG China Limited acquired the shares offered hereby in a private placement at $0.10 per share, the same purchase price and on the same material terms as other investors in the same private placement. The shares held by DCG China Limited were not issued to The YANG LAW or Mr. Yang as legal fees or other compensation for legal services. Other than such legal services provided by The YANG LAW and the share ownership described herein, neither DCG China Limited nor Mr. Yang has served as an officer, director, employee or promoter of the Company or had any other material relationship with the Company or any predecessor or affiliate during the past three years.

We may require the selling stockholders to suspend the sales of shares offered under this prospectus upon the occurrence of any event that would require us to amend or supplement this prospectus in order to comply with applicable securities laws.

MARKET FOR OUR COMMON STOCK

There is currently no public trading market for our common stock.

We intend to apply for quotation of our common stock on the OTCQB Venture Market at a future date following the effectiveness of this registration statement. However, there can be no assurance that our common stock will be approved for quotation on the OTCQB Venture Market or that an active trading market will develop or be sustained.

The OTCQB Venture Market is a quotation service operated by OTC Markets Group Inc. Quotation of securities on the OTCQB Venture Market generally requires a market maker to file a Form 211 application with the Financial Industry Regulatory Authority (“FINRA”) on behalf of the issuer. There can be no assurance that a market maker will agree to sponsor our common stock or that any such application will be approved.

Holders of Record

As of the date of this prospectus, there were 53 holders of record of our common stock and 10,294,140 shares of common stock issued and outstanding.

Dividends

We have never declared or paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain any future earnings for the development and expansion of our business.

Equity Compensation Plans

We do not currently maintain any equity compensation plans.

PLAN OF DISTRIBUTION

The selling stockholders identified in this prospectus may offer and sell up to 1,294,140 shares of our common stock from time to time.

The selling stockholders may sell the shares offered by this prospectus at a fixed price of $0.10 per share until our common stock is quoted on the OTCQB Venture Market, if at all. Thereafter, the shares may be sold at prevailing market prices, privately negotiated prices or other prices.

Before our common stock is quoted on the OTCQB Venture Market, selling stockholders may sell shares in privately negotiated transactions permitted under applicable securities laws.

We intend to seek quotation of our common stock on the OTCQB Venture Market following the effectiveness of this registration statement.

However, there can be no assurance that:

•	a market maker will agree to sponsor our common stock;
•	a Form 211 application will be filed with FINRA;
•	FINRA will approve any such application; or
•	an active public trading market for our common stock will develop or be sustained.

In the absence of an active trading market, investors may be unable to liquidate their investment.

After our common stock becomes quoted on the OTCQB Venture Market, the selling stockholders may sell shares from time to time through one or more of the following methods:

•	ordinary brokerage transactions;
•	transactions involving market makers;
•	privately negotiated transactions;
•	block trades;
•	sales directly to purchasers;
•	broker-dealers acting as agents or principals; or
•	any other method permitted by applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in sales of the shares.

Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders or purchasers in amounts negotiated by the parties.

The selling stockholders and any broker-dealers or agents participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions received by broker-dealers or agents and any profit realized on the resale of shares may be deemed underwriting commissions or discounts under the Securities Act.

We will pay substantially all expenses relating to the registration of the shares, including SEC filing fees, legal fees, accounting fees and printing expenses. The selling stockholders will pay any brokerage commissions and similar selling expenses.

We may suspend the use of this prospectus by the selling stockholders upon the occurrence of any event that makes any statement in this prospectus materially misleading or incomplete. In such event, the selling stockholders must discontinue sales of shares until this prospectus has been amended or supplemented.

The selling stockholders may pledge or grant security interests in some or all of the shares owned by them. If a selling stockholder defaults in the performance of any secured obligation, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus, provided that any required prospectus supplement or amendment is filed to identify such pledgee or secured party as a selling stockholder.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders and any participating broker-dealers.

Upon effectiveness of the registration statement of which this prospectus forms a part, shares sold pursuant to this prospectus will generally be freely tradable by persons other than our affiliates.

BUSINESS

Company Overview

Youmi Inc. (“Youmi,” the “Company,” “we,” “our,” or “us”) was incorporated in the State of Nevada on February 24, 2026. We are an early-stage company developing a community convenience store franchising business. We are also developing planned digital store-management support tools, which remain under development and have not yet been commercialized.

Our current business focuses on assisting independently owned community convenience stores through standardized franchising support, operational guidance and branding support. If successfully developed and commercialized, our planned digital management tools are intended to support store operations and customer loyalty management.

We are developing a community-oriented convenience store franchise network centered on daily consumer products and localized retail services. Our business strategy is designed to promote standardized operations, improve operational efficiency for franchisees and support scalable store expansion through a light-asset operating model.

As of the date of this prospectus:

•	we have completed private placement financings of our common stock;
•	we have entered into a binding franchise cooperation agreement with an existing independent community convenience store operator in China;
•	we have engaged a third-party software developer to assist in the development of our planned digital store-management platform and website; and
•	we are preparing to implement our initial franchise operating standards and management procedures with our first franchisee.

Our initial franchise arrangement is intended to assist us in evaluating and refining our franchising standards, operational procedures and store-management systems before broader expansion.

Our principal executive office is located at 732 S 6th Street, Suite V, Las Vegas, Nevada 89101, and our telephone number is (929) 282-9977.

Our Business Model

Our business is designed around two complementary operational components:

Community Convenience Store Franchising

We provide franchise support services to independently owned community convenience stores through standardized operating procedures, store branding support, operational guidance and franchise management services.

Our franchising model is designed to enable local store operators to adopt standardized business practices while maintaining operational flexibility suitable for local community retail markets.

Planned Digital Store-Management Support Services

We are developing planned digital operational support tools intended to assist franchisees with store management, customer membership management, inventory coordination, promotional activities and operational reporting. These tools remain under development, have not been completed or commercialized, and have not generated revenue.

If successfully developed and commercialized, our planned digital system is intended to support internal store operations and franchise management. We do not currently plan to operate payment-processing or regulated cash-register settlement functions.

Material Agreements

Franchise Cooperation Agreement

On May 5, 2026, we entered into a Franchise Cooperation Agreement with Yi Cen, an independent community convenience store operator located in Changsha City, Hunan Province, China. The agreement establishes an initial franchise cooperation relationship for a community-oriented convenience store operated independently by the operator.

Under the agreement, we may provide the operator with standardized store operation guidelines, branding and store-presentation support, customer-management and promotional guidance, product category and merchandising suggestions, access to planned digital store-management tools when available, and other mutually agreed business-support services.

The operator remains responsible for all store-level operations, employees, permits, licenses, inventory, taxes, rent, utilities and compliance obligations. We do not own or operate the store and are not responsible for the operator’s daily operations, debts, liabilities, employment matters, customer claims, lease obligations, taxes or regulatory violations.

The agreement has an initial term of one year from the date of execution and may be renewed by written agreement. Either party may terminate the agreement upon thirty days’ written notice. Either party may also terminate the agreement immediately if the other party materially breaches the agreement and fails to cure such breach within ten business days after written notice.

Under the agreement, the operator was required to pay us a one-time initial franchise cooperation fee of $3,000 within five days after receipt of our invoice. We received this fee on May 15, 2026. This is currently the only fee payable by the operator under the agreement. The agreement does not provide for recurring royalties, revenue sharing, product sales sharing or other continuing fees. This fee arrangement applies only to this initial cooperation store and does not establish the fee structure for future franchisees or operators.

The agreement does not contain any material indemnification provision.

Software Development Agreement

On May 10, 2026, we entered into a Software Development Agreement with Seven Things (Jiangsu) Information Technology Co., Ltd., a software development service provider located in Jingjiang City, Jiangsu Province, China.

Under the agreement, the developer is engaged to assist in the design and development of our planned digital store-management platform and website for use in connection with our proposed convenience store franchise network. The services may include website design and development, user interface and user experience design, basic store-management platform development, customer-management and store-reporting functions, administrative dashboard functions, testing, debugging, technical support and related documentation and deployment assistance.

The agreement provides that specific functions, milestones, timelines and technical specifications may be set forth in one or more written statements of work approved by both parties. Fees are payable as set forth in the applicable statement of work or invoice approved by us. No payment is due unless the developer provides an invoice identifying the services performed, milestone completed, amount due and payment instructions.

All software code, website content, designs, databases, documentation, source code, object code, platform architecture, deliverables and other work product specifically developed for us under the agreement will be our property upon payment of applicable fees, excluding the developer’s pre-existing tools, general know-how, templates and reusable code libraries that were not specifically created for us.

The agreement remains in effect until completion of the services unless earlier terminated. Either party may terminate the agreement upon thirty days’ written notice. Either party may terminate immediately if the other party materially breaches the agreement and fails to cure such breach within ten business days after written notice. Upon termination, the developer is required to deliver to us all completed work product paid for by us.

The agreement contains confidentiality and data security provisions. The agreement does not contain any material indemnification provision. The developer does not guarantee that the platform or website will be error-free, uninterrupted, commercially successful or suitable for all future business needs.

Growth Strategy

Our growth strategy focuses on gradually expanding our franchise network while refining operational standards and digital support systems.

Our current business objectives include:

•	implementing our franchise operating standards with our initial franchisee;
•	refining standardized franchise operating procedures;
•	continuing development of our digital store-management platform;
•	identifying additional qualified franchise operators;
•	expanding brand recognition; and
•	strengthening operational support systems for future franchise growth.

We pursue a scalable light-asset operating model focused primarily on franchise support and operational management rather than direct ownership of retail stores.

Anticipated Geographic Scope

Our current franchise cooperation relationship is with one independent community convenience store operator in China. Subject to our ability to obtain additional financing, identify qualified operators, comply with applicable laws and complete development of our operating procedures and digital support tools, we currently anticipate focusing future franchise development efforts primarily in East Asia and Southeast Asia. We believe these regions may include markets where community convenience stores remain common and may benefit from standardized operational and management support.

As of the date of this prospectus, we do not have any franchise agreements outside China and have not generated revenue from any market outside China. Any future geographic expansion will depend on market conditions, regulatory requirements, available financing, qualified franchisee relationships and our ability to support franchise operations in the relevant market.

Competition

The community convenience retail industry is highly competitive and fragmented.

We compete with independent convenience stores, regional retail chains and larger national convenience store operators. Many competitors possess substantially greater financial, operational, marketing and technological resources than we do.

We believe our competitive strengths may include:

•	a localized community-focused operating model;
•	standardized franchise operational procedures;
•	planned digital operational support tools;
•	lower fixed operating costs through a light-asset structure; and
•	flexibility in serving localized community retail markets.

However, there can be no assurance that we will be able to compete successfully in the convenience retail market.

Regulatory Matters

Our operations are subject to various laws and regulations applicable to retail businesses, franchising activities, consumer protection, intellectual property, advertising, data protection and business licensing requirements.

Because our business model is still in the early stage of development, we do not currently anticipate material costs associated with regulatory compliance beyond ordinary business licensing, corporate compliance and operational requirements.

If we expand our operations in the future, we may become subject to additional regulatory requirements in the jurisdictions in which our franchisees operate.

PRC Regulatory Matters

We are incorporated in Nevada and do not maintain a subsidiary, VIE, contractual control arrangement, office or employees in the PRC. Our initial franchisee and our software developer are independent third parties located in the PRC. We do not hold an equity interest in or exercise control over either entity.

Because our sole executive officer and all of our directors are located in the PRC and our current franchise and software-development relationships involve PRC counterparties, aspects of our business may be affected by PRC laws and regulations relating to franchising, cross-border services, foreign exchange, cybersecurity, data protection and other matters.

We have not obtained an opinion of PRC counsel regarding whether PRC governmental approvals or filings are required in connection with this registration statement or our current activities. Based on management’s review of the Company’s corporate structure and current activities and currently available PRC laws, regulations and published regulatory guidance, management does not currently believe that Youmi Inc. itself is required to obtain a filing, permission or approval from the CSRC or CAC to conduct its current activities, in connection with this resale registration statement, or for its currently contemplated quotation on the OTCQB Venture Market.

We have not received any inquiry, notice, warning or determination from any PRC governmental authority indicating that such permission, approval or filing is required. If applicable regulatory requirements change, or PRC authorities interpret existing requirements differently, we may be required to obtain approvals, make filings or modify our business activities.

Our planned digital store-management platform remains under development, has not been commercialized, currently has no users and does not currently collect or process personal information. If the platform is commercialized or used in connection with franchisees or consumers in the PRC in the future, we may become subject to additional PRC cybersecurity, data security and personal information protection requirements.

Intellectual Property

We are developing and protecting intellectual property relating to our business operations, branding and digital systems.

Our intellectual property strategy includes:

•	planned trademark applications for “Youmi,” “Youmi Neighbor” and related branding;
•	planned software copyright registrations relating to digital store-management systems;
•	proprietary franchise operating procedures and manuals; and
•	proprietary store branding and operational materials.

We currently do not own any patents.

Employees

As of the date of this prospectus, we have zero employees, including zero full-time employees.

Our operations currently rely substantially on the efforts of Mingxing Sheng, our founder, sole executive officer and Chairman of the Board, and on third-party service providers and independent contractors. We may hire employees or engage additional service providers as our business operations expand.

Properties

We do not currently maintain a separate operating office.

Our principal executive office address is our registered business address located at 732 S 6th Street, Suite V, Las Vegas, Nevada 89101.

Website

We are currently developing our corporate website and digital store-management platform. Our website is not yet operational.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion and analysis should be read together with our financial statements and related notes included elsewhere in this prospectus.

This discussion contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed under “Risk Factors” and elsewhere in this prospectus.

We are an early-stage company. We generated no revenue during the period from February 24, 2026 (inception) through April 30, 2026. On May 15, 2026, we received a one-time initial franchise cooperation fee of $3,000 under our initial Franchise Cooperation Agreement. We have not received any other franchise fees, digital store-management fees, service fees or other customer payments.

COMPANY OVERVIEW

Youmi Inc. was incorporated in the State of Nevada on February 24, 2026.

We are an early-stage company developing a community convenience store franchising business. Our current business activities focus primarily on assisting independently owned community convenience stores through standardized franchising support, operational guidance and branding support.

We are also developing a planned digital store-management platform and related operational support tools intended to improve store efficiency and customer loyalty management. These tools remain under development, have not been commercialized, and have not generated revenue.

Our business strategy is designed around an asset-light operating model focused primarily on franchise support and operational management rather than direct ownership of retail stores.

Since inception, we have:

•	completed private placements of our common stock;
•	entered into a franchise cooperation agreement with an independent community convenience store operator in China;
•	engaged third-party service providers relating to development of our website and planned digital store-management platform; and
•	continued development of our franchise operating procedures and business model.

We generated no revenue during the period from February 24, 2026 (inception) through April 30, 2026. On May 15, 2026, we received a one-time initial franchise cooperation fee of $3,000 under our initial Franchise Cooperation Agreement. We have not received any other franchise fees, digital store-management fees, service fees or other customer payments.

RESULTS OF OPERATIONS

From February 24, 2026 (Inception) to April 30, 2026

We generated no revenues during the period from February 24, 2026 (inception) through April 30, 2026.

Operating expenses during the period consisted primarily of bank charges and general administrative expenses. For the period from February 24, 2026 (inception) through April 30, 2026, we incurred a net loss of approximately $906.

On May 15, 2026, we received the one-time initial franchise cooperation fee of $3,000 payable under our initial Franchise Cooperation Agreement. We have not received any other franchise fees, digital store-management fees, service fees or other customer payments. Our digital store-management platform and website remain under development and have not been commercialized, and we have not generated revenue from digital store-management support services.

PLAN OF OPERATIONS

During the next twelve months, we intend to continue developing our community convenience store franchising business and to continue developing our planned digital store-management support tools, which remain under development and have not yet been commercialized.

Our principal operating activities are expected to include:

•	implementing and evaluating our franchise operating procedures with our initial franchisee;
•	refining our franchise manuals, brand materials and operating standards;
•	continuing development of our website and planned digital operational support services;
•	identifying and negotiating with additional potential franchisees;
•	engaging marketing and promotional service providers as needed; and
•	maintaining our corporate, accounting, audit, SEC reporting and public company compliance activities.

We estimate that our business development and operating expenses for the next twelve months will be approximately $120,000 to $190,000, excluding certain public company, professional, advisory and regulatory expenses. These estimates may change depending on the timing of operational development activities, marketing activities and professional service costs.

As of April 30, 2026, we had cash and cash equivalents of approximately $132,508. We generated no revenues from operations. We expect to use our cash primarily for business development, professional fees, platform development, franchise support, marketing and general administrative expenses.

We may require additional financing to fully implement our business plan and satisfy public company compliance obligations during the next twelve months. We may seek additional financing through equity financing, debt financing, loans from management or other financing arrangements. There can be no assurance that additional financing will be available on acceptable terms or at all.

LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2026, we had cash and cash equivalents of approximately $132,508 and working capital of approximately $132,508.

Our primary source of liquidity to date has been proceeds from private placements of our common stock.

We have no subsidiaries or VIEs and therefore have no intercompany cash transfers, dividends or distributions involving PRC subsidiaries or VIEs. As of the date of this prospectus, we do not hold any cash or other assets in the PRC, and our cash and other Company assets are located outside the PRC. On May 15, 2026, our initial franchisee in the PRC remitted the $3,000 franchise cooperation fee directly to our bank account in the United States. We have not made any dividends or distributions to our stockholders. To the extent we hold cash or assets in the PRC in the future, such cash or assets may not be available to fund operations or for other use outside of the PRC due to interventions by, or restrictions and limitations imposed by, the PRC government on transfers of cash or assets. Future payments from PRC counterparties may also be subject to applicable foreign-exchange and cross-border-remittance requirements. See our financial statements and related notes beginning on page F-1, including the Balance Sheet on page F-2 and Note 7—Subsequent Events on page F-8.

Net cash used in operating activities during the period consisted primarily of bank charges and general administrative expenses.

We generated no revenue during the period ended April 30, 2026. We expect to continue incurring operating losses as we continue developing our business operations and satisfying public company reporting obligations.

We expect that additional financing will likely be required to support future business operations, operational development activities and public company compliance costs. We may seek additional financing through equity financings, debt financings, loans from management or other financing arrangements. There can be no assurance that additional financing will be available on acceptable terms or at all.

CRITICAL ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Actual results could differ materially from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

Management has reviewed recently issued accounting pronouncements and does not believe that any recently issued accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus:

Name	Age	Position
Mingxing Sheng	46	Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board
Yunlou Bian	40	Director
Yuting Wen	21	Director

Executive officers are elected annually by our Board of Directors and serve until their successors are duly elected and qualified or until their earlier resignation or removal. Directors are elected by stockholders and serve until their successors are elected and qualified or until their earlier resignation or removal.

Mingxing Sheng has served as our Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board since our incorporation in February 2026. From 2024 to 2026, Mr. Sheng served as General Manager of Guangdong Pingchuan Sugou Supply Chain Co., Ltd., a company engaged in supply chain management. From 2022 to 2024, Mr. Sheng served as General Manager of Zhongcai Guozai (Beijing) Enterprise Management Co., Ltd., a company engaged in enterprise management services. From 2019 to 2021, Mr. Sheng served as Operations General Manager of Guangdong Huaruan Storage Industry Co., Ltd., a company engaged in storage and logistics-related operations. From 2011 to 2018, Mr. Sheng served as General Manager of Nanjing Magic Bread Chain Operation, a business engaged in chain bakery and retail operations. Mr. Sheng studied at Anhui Institute of Mechanical and Electrical Engineering from 1998 to 2001. We believe Mr. Sheng’s experience in retail operations, supply chain management, business development and management qualifies him to serve as a director and executive officer of the Company.

Yunlou Bian has served as a director of the Company since April 2026. Since 2024, Mr. Bian has served as President of Yancheng Xuanpeng Cultural Media Co., Ltd., a company engaged in cultural media business, and as Chairman of Meisu Information Technology (Hunan) Co., Ltd., a company engaged in information technology business. Since 2021, Mr. Bian has served as Chairman of Meisu Supply Chain (Jiangsu) Co., Ltd., a company engaged in supply chain services. Since 2023, Mr. Bian has served as Chairman of Yancheng Meisu Supply Chain Partnership (Limited Partnership), a supply chain-related business. Since 2017, Mr. Bian has served as Chairman of Jiangsu Xuanpeng Automobile Sales & Service Co., Ltd., a company engaged in automobile sales and services. Mr. Bian previously held management positions with automobile sales and service companies and served as Team Leader for North America Business at China COSCO Shipping Corporation Limited. Mr. Bian studied at Yancheng Normal University from 2003 to 2006. We believe Mr. Bian’s experience in supply chain operations, information technology, automobile sales and service, and business management qualifies him to serve as a director of the Company.

Yuting Wen has served as a director of the Company since April 2026. Since July 2025, Ms. Wen has served as Assistant to the Chairman of Hunan Yidian Commercial Management Co., Ltd., an independent commercial management company, where she has been involved in administrative support and operational coordination matters. Ms. Wen is currently enrolled at Jiangxi Environmental Engineering Vocational College, where she is pursuing an associate degree with coursework in financial management and is expected to complete her studies in July 2026. We believe Ms. Wen’s administrative support experience and financial management education qualify her to serve as a director of the Company.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors, executive officers, promoters or control persons has:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;
•	been subject to any order, judgment or decree permanently or temporarily enjoining such person from engaging in any type of business, securities or banking activities; or
•	been found by a court or governmental agency to have violated any federal or state securities or commodities law.

Director Independence

Our Board of Directors currently consists of three directors. The Board of Directors has determined that Yunlou Bian and Yuting Wen qualify as independent directors under the independence standards generally used by the Nasdaq Stock Market. Their ownership of shares purchased in the Company’s private placement transactions does not, by itself, impair their independence.

Code of Ethics

We have not yet adopted a formal code of ethics applicable to our directors, officers and employees. We intend to adopt a code of ethics as our business operations and public company compliance activities continue to develop.

Committees of the Board of Directors

We do not currently maintain separately designated audit, compensation or nominating committees. Due to our size and early stage of operations, our Board of Directors presently performs the functions that would otherwise be performed by such committees.

As our operations and corporate governance requirements develop, we may establish additional Board committees in the future.

Conflicts of Interest

Our officers and directors may engage in other business activities outside of the Company and may devote time to other business interests. Accordingly, conflicts of interest may arise from time to time regarding the allocation of business opportunities and management time.

Our officers and directors have agreed to devote such time as is reasonably necessary to manage our affairs. However, there is no minimum amount of time that any officer or director is required to devote to our business.

Other than as described herein, we are not aware of any material conflicts of interest involving our officers or directors.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned by our principal executive officer during the period from February 24, 2026 (inception) through April 30, 2026.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Mingxing Sheng, Chief Executive Officer	2026	-	-	-	-	-	-	-

We have not paid any compensation to our directors or executive officers since inception.

Employment Agreements

We currently do not have employment agreements with any of our executive officers or directors.

Outstanding Equity Awards

As of the date of this prospectus, none of our executive officers or directors holds outstanding options, warrants or other equity awards issued by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus by:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors and executive officers; and
•	all directors and executive officers as a group.

The percentages below are based on 10,294,140 shares of common stock issued and outstanding as of the date of this prospectus.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Owned
Mingxing Sheng	9,000,000	87.4%
Yunlou Bian	101,600	*
Yuting Wen	2,700	*
All directors and executive officers as a group (3 persons)	9,104,300	88.4%

*	Less than 1%.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 15, 2026, the Company issued 9,000,000 shares of common stock to Mingxing Sheng, our founder, Chief Executive Officer and Chairman of the Board, in consideration of a capital contribution of $10,000 and organizational and business development activities relating to the formation and development of the Company.

Other than the foregoing, since our incorporation, there have been no transactions exceeding the lesser of $120,000 or one percent of the average of our total assets in which:

•	the Company was or is to be a participant; and
•	any related person had or will have a direct or indirect material interest.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 65,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

As of the date of this prospectus, we had 10,294,140 shares of common stock issued and outstanding held by 53 stockholders of record, and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds.

Upon liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and any preferential rights of preferred stockholders.

Holders of common stock have no preemptive, subscription, conversion or redemption rights, and there are no sinking fund provisions applicable to the common stock.

Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Accordingly, holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all directors standing for election.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share.

As of the date of this prospectus, no shares of preferred stock are issued or outstanding.

Our Board of Directors has the authority, without further stockholder approval, to issue preferred stock in one or more series and to determine the rights, preferences, privileges and restrictions of such shares, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences.

The issuance of preferred stock could adversely affect the voting power and other rights of holders of common stock.

Uncertificated Shares

Our Board of Directors may authorize the issuance of uncertificated shares of common stock in accordance with Nevada law and our bylaws. Ownership of uncertificated shares may be evidenced by book-entry records maintained by the Company or its transfer agent.

Dividend Policy

See “Dividend Policy.”

Warrants and Options

As of the date of this prospectus, we have no outstanding warrants, options or other securities convertible into shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Upon effectiveness of this registration statement, the 1,294,140 shares of common stock being registered for resale by the selling stockholders will be freely tradable without restriction or further registration under the Securities Act, except for shares purchased by affiliates of the Company, as that term is defined under Rule 144 of the Securities Act.

The remaining outstanding shares of common stock held by our officers, directors and control persons will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for at least six months may sell such securities provided that the Company has been subject to the reporting requirements of the Securities Exchange Act of 1934 for at least 90 days and has filed all required reports during the preceding 12 months.

Affiliates of the Company are subject to additional restrictions under Rule 144, including limitations on the amount of securities that may be sold, manner-of-sale requirements and notice requirements.

Assuming the Company remains subject to the reporting requirements of the Exchange Act and satisfies the applicable requirements of Rule 144, Rule 144 may become available for the resale of restricted securities once the applicable holding periods and conditions are satisfied.

Future sales of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for the Company by The YANG LAW, Flushing, New York. For a description of the relationship among The YANG LAW, Thomas Zhi Yang and DCG China Limited, a selling stockholder, see “Selling Stockholders.”

EXPERTS

The financial statements of Youmi Inc. as of April 30, 2026 and for the period from February 24, 2026 (inception) through April 30, 2026 included in this prospectus have been audited by Tang Qian & Associates, PLLC, now known as TQ International, PLLC, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide that we may indemnify our directors and officers to the fullest extent permitted by Nevada law against liabilities and expenses incurred in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered by this prospectus.

This prospectus forms part of the registration statement and does not contain all information included in the registration statement and exhibits. Statements contained in this prospectus regarding the contents of any contract or other document are not necessarily complete, and reference is made to the exhibits filed with the registration statement for a more complete description of such matters.

Upon effectiveness of the registration statement, we will become subject to the informational requirements of the Securities Exchange Act of 1934 and will file reports and other information with the SEC.

The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

YOUMI INC.

32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Youmi Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Youmi Inc. (the “Company”) as of April 30, 2026, and the related statement of operations, statement of stockholders’ equity, and statement of cash flows for the period from February 24, 2026 (inception) through April 30, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2026, and the results of its operations and its cash flows for the period from February 24, 2026 (inception) through April 30, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Tang Qian & Associates, PLLC

We have served as the Company’s auditor since 2026
Flower Mound, Texas
May 20, 2026
PCAOB ID: 7080

YOUMI INC.

BALANCE SHEET

April 30, 2026
ASSETS
Cash and cash equivalents	$132,508
Prepaid expense and other current assets	$70,000
Total Current Assets	$202,508
Total Assets	$202,508

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Other current liabilities	$70,000
Total Current Liabilities	$70,000
Total Liabilities	$70,000

Stockholders' Equity
Preferred stock, par value $0.001; 10,000,000 shares authorized; 0 shares issued and outstanding	—
Common stock, par value $0.001; 65,000,000 shares authorized, 10,233,990 shares issued and outstanding	$10,234
Additional paid in capital	$123,180
Accumulated deficit	$(906)
Total Stockholders’ Equity	132,508
Total Liabilities and Stockholders’ Equity	$202,508

YOUMI INC.

STATEMENT OF OPERATIONS

From February 24, 2026 (Inception) to April 30, 2026

REVENUE	$—
Cost of goods sold	—
Gross Profit	—
Operating expenses
General and administrative expenses	906

Net Loss from operations	(906)
Provision for income taxes	—
Net Loss	$(906)

Net Loss Per Share: Basic and Diluted	$-
Weighted Average Number of Shares Outstanding: Basic and Diluted	2,200,515

YOUMI INC.

STATEMENT OF STOCKHOLDERS' EQUITY

FROM FEBRUARY 24, 2026 (INCEPTION) TO APRIL 30, 2026

	Common Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
Inception, February 24, 2026	—	$—	$—	$—	$—
Shares issued for cash	10,233,990	10,234	123,180	—	$133,414
Net loss for the period ended April 30, 2026	—	—	—	(906)	(906)
Balance, April 30, 2026	10,233,990	$10,234	$123,180	$(906)	$132,508

YOUMI INC.

STATEMENT OF CASH FLOWS

From February 24, 2026 (Inception) to April 30, 2026
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(906)
Adjustments to reconcile net loss to net change in cash from operating activities:
Net Cash Used in Operating Activities	(906)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	133,414
Net Cash Provided by Financing Activities	133,414

NET CHANGE IN CASH	132,508
Cash, beginning of period	—
Cash, end of period	$132,508

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—
Cash paid for income tax	$—

YOUMI INC.

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2026

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Youmi Inc. (the “Company,” “Youmi,” “we,” “us,” or “our”) was incorporated in the State of Nevada on February 24, 2026.

The Company is an early-stage company developing a community convenience store franchising business. The Company has entered into a franchise cooperation agreement with an existing community convenience store operator in China and is implementing standardized franchise operating procedures and operational support through such franchise relationship.

The Company’s current business activities focus on supporting community convenience store operators through standardized franchise management, store operation support, brand promotion and membership management. The Company is also developing planned digital operational support tools, which remain under development and have not been commercialized.

The Company currently operates through its founder and Chief Executive Officer, Mingxing Sheng. As of April 30, 2026, the Company had not generated revenue.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As of April 30, 2026, the Company had cash of $132,508, working capital of $132,508 and an accumulated deficit of $906. The Company has not generated revenue since inception and expects to incur additional expenses as it continues to develop its franchising business and digital store-management support system.

The Company’s ability to continue as a going concern is dependent upon its ability to implement its business plan, generate revenue, obtain additional financing and achieve profitable operations. Management intends to fund operations through capital contributions, private placements, future revenue generation and, if necessary, additional financing arrangements.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company’s fiscal year end is April 30.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of April 30, 2026, the Company had cash and cash equivalents of $132,508.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash, accrued liabilities and other current liabilities, approximate fair value because of the short-term nature of these instruments.

YOUMI INC.

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2026

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers.

Revenue is recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

As of April 30, 2026, the Company had not generated revenue.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

A valuation allowance is provided when it is more likely than not that some portion or all deferred tax assets will not be realized.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period.

Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Diluted net loss per share is the same as basic net loss per share for the period presented because all potentially dilutive securities would be anti-dilutive.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation. The Company recognizes stock-based compensation expense based on the estimated grant-date fair value of equity awards issued to employees and non-employees.

As of April 30, 2026, the Company had not granted any stock options or other equity awards.

Recent Accounting Pronouncements

Management does not believe that any recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Consulting Agreement

On March 1, 2026, the Company entered into a consulting agreement relating to SEC registration, OTCQB planning and related advisory services.

As of April 30, 2026, the Company recorded prepaid expense and other current liability of $70,000 relating to amounts payable under the OTCQB advisory and coordination service agreement.

Legal Proceedings

As of April 30, 2026, the Company was not involved in any material legal proceedings and was not aware of any pending or threatened material litigation.

YOUMI INC.

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2026

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue:

•	65,000,000 shares of common stock, par value $0.001 per share; and
•	10,000,000 shares of preferred stock, par value $0.001 per share.

As of April 30, 2026, there were 10,233,990 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Issuance of Common Stock

From February 24, 2026 through April 30, 2026, the Company issued an aggregate of 10,233,990 shares of common stock for gross cash proceeds of $133,414.

NOTE 6 – INCOME TAXES

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes.

For the period from February 24, 2026 (inception) through April 30, 2026, the Company incurred a net operating loss of approximately $906, which may be carried forward to offset future taxable income, subject to applicable limitations under the Internal Revenue Code.

Management believes that it is more likely than not that the deferred tax assets related to the Company’s net operating loss carryforwards will not be realized. Accordingly, the Company has recorded a full valuation allowance against such deferred tax assets.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of April 30, 2026, the Company had no accrued interest or penalties related to uncertain tax positions and no unrecognized tax benefits.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events from April 30, 2026 through the date these financial statements were issued.

On May 7, 2026, the Company received net proceeds of $5,997, from a subscription for 60,150 shares of common stock at a purchase price of $0.10 per share. The gross subscription amount was $6,015, and $18 was deducted as a banking or wire fee.

On May 15, 2026, the Company received a one-time initial franchise cooperation fee of $3,000 from its initial franchisee under the Franchise Cooperation Agreement dated May 5, 2026. The Company has not received any other franchise fees, digital store-management fees, service fees or other customer payments.

Except as disclosed above, the Company is not aware of any subsequent events that require recognition or disclosure in these financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description
3.1	Articles of Incorporation of Youmi Inc.
3.2	Bylaws of Youmi Inc.
5.1	Opinion of The YANG LAW, regarding legality of securities being registered
10.1	OTCQB Advisory and Coordination Services Agreement dated March 1, 2026 between Youmi Inc. and Wall Street Nasdaq Listing Inc.
10.2	Franchise Cooperation Agreement dated May 5, 2026
10.3	Software Development Agreement dated May 10, 2026
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of The YANG LAW (included in Exhibit 5.1)
107	Filing Fee Table*

*	filed herewith.

(b)	Financial Statement Schedules.

Financial statement schedules have been omitted because they are not required, are not applicable, or the required information is included in the financial statements or related notes.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information.
(2)	For purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any securities being registered that remain unsold at the termination of the offering.
(4)	For purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) and subject to Rule 430C shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided that no statement in the registration statement or prospectus shall, as to a purchaser with a time of contract of sale before such first use, supersede or modify any statement made immediately prior to such date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 27, 2026.

YOUMI INC.

By: /s/ Mingxing Sheng
Mingxing Sheng
Chief Executive Officer
(Principal Executive Officer)
Chief Financial Officer
(Principal Financial and Accounting Officer)
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Mingxing Sheng	Chief Executive Officer, Chief Financial Officer and Chairman of the Board	August 27, 2026

/s/ Yuting Wen	Director	August 27, 2026

/s/ Yunlou Bian	Director	August 27, 2026